Exhbit 99.1

KCP&L FILES RATE INCREASE REQUESTS
IN MISSOURI AND KANSAS

Company asks for recovery of investments made to maintain the region’s low-cost energy advantage and improve air quality

Kansas City, Mo. (Sept. 5, 2008) – KCP&L today filed rate increase requests with the Missouri Public Service Commission (MPSC) and the Kansas Corporation Commission (KCC) to increase base rates for electric service in all five of its service areas. The requests will raise a typical residential customer’s rates approximately 16.2%, translating to a $12.27 monthly increase.  The requests, which are subject to regulatory approval, would take effect in late summer of 2009. The two public utility subsidiaries of Great Plains Energy Incorporated (NYSE: GXP), KCP&L and Aquila, operate using the KCP&L brand name.

The rate requests vary in each of KCP&L’s service jurisdictions and include recovery for investments on environmental upgrades at KCP&L’s Iatan 1 and Sibley power plants, Crossroads generation and transmission resources and energy efficiency programs made under KCP&L’s Comprehensive Energy Plan (CEP).  The requests also seek recovery of increased operating costs.  Changes in generation fuel costs are not included in this rate increase request for customers served in KCP&L’s Kansas service territory and in the areas formerly served by Aquila.   For these customers, adjustments for increases and decreases in the cost of fuel will be determined in separate fuel cost proceedings.

 “In 2005 we began a collective journey with customers and communities to form our Comprehensive Energy Plan with a goal of ensuring clean, affordable and reliable electricity for years to come,” said Michael Chesser, Great Plains Energy Chairman and CEO.  “Committing then to high-efficiency coal generation, wind power, energy efficiency and environmental upgrades was the right call.  Those investments, many of which are now completed or nearing completion, address the challenges facing our industry and are helping provide our customers with greater control over their energy use, maintain our region’s low-cost energy advantage and improve our environment.”

Since 2005, the cost of energy has increased substantially.  In addition to the environmental plant upgrades, other factors driving the rate requests include labor, raw materials and gasoline costs.  KCP&L is implementing a plan to mitigate upward cost pressures and aggressively manage operational cost increases.  A cornerstone of this plan is the acquisition of Aquila.  Through ongoing operational savings realized through KCP&L’s integration with Aquila, the rate increases KCP&L is seeking from customers are significantly lower than they would have otherwise been as stand alone companies.

The Aquila transaction is expected to yield more than $500 million in customer savings by 2017.  The company has also been focused on achieving top-tier status in operating efficiency and was recently ranked among the top 15 utilities nationwide in customer satisfaction by J.D. Power & Associates.

As part of its rate request, KCP&L is seeking regulatory approval for measures aimed at helping customers affected by the proposed rate increases.   KCP&L is filing an Economic Relief Pilot Program in both Kansas and Missouri.  The Pilot Program will provide monthly financial assistance to qualified lower-income customers.  In addition, KCP&L is increasing its weatherization efforts throughout its service territory and expanding its menu of energy efficiency programs, giving customers more control over their energy use.

“We do not relish requesting a rate increase during these difficult economic times,” said Chesser.  “However, these requests are approximately $23 million less than they would have been, as a direct result of operational savings realized from our acquisition of Aquila.  We will continue to focus on keeping our costs as low as possible and providing ways for customers to have greater control over their electricity use and bills.”

The total amount of the rate increase request is $257.5 million, broken out as follows:

Rate Jurisdiction**	Rate Increase (including amortization)	Rate Increase Percentage	Monthly Increase For Typical Residential Customer
GMO (MPS)	$66.0 million	14.4%	$12.58
GMO (L&P)	$17.1 million	13.6%	$10.03
GMO (Steam)	$1.3 million	7.7%
KCP&L (MO)	$101.5 million	17.5%	$13.89
KCP&L (KS)	$71.6 million	17.5%	$12.57
Total	$257.5 million	16.2%	$12.27

**Rate Jurisdiction Areas:
GMO (MPS): Represents the area served by former Aquila’s Missouri Public Service division
GMO (L&P): Represents the area served by former Aquila’s St. Joseph Light & Power division
GMO (Steam): Former St. Joseph Light & Power steam customers
KCP&L (MO): KCP&L Missouri customers (not in former Aquila service territory)
KCP&L (KS): KCP&L Kansas customers

About The Companies:
Headquartered in Kansas City, Mo., Great Plains Energy Incorporated (NYSE: GXP) is the holding company of Kansas City Power & Light Company and Aquila, Inc. (doing business as KCP&L Greater Missouri Operations Company), two of the leading regulated providers of electricity in the Midwest.  Kansas City Power & Light and Aquila use KCP&L as a brand name.  More information about the companies is available on the Internet at: http://www.greatplainsenergy.com or www.kcpl.com.

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FORWARD-LOOKING STATEMENTS

Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made.  Forward-looking statements include, but are not limited to, the outcome of regulatory proceedings, cost estimates of the Comprehensive Energy Plan and other matters affecting future operations.  In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the registrants are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information.  These important factors include: future economic conditions in the regional, national and international markets, including but not limited to regional and national wholesale electricity markets; market perception of the energy industry, Great Plains Energy, KCP&L and Aquila, which is doing business as KCP&L Greater Missouri Operations Company (KCP&L GMO); changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates KCP&L and KCP&L GMO can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on pension plan assets and costs; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors; ability to carry out marketing and sales plans; weather conditions including weather-related damage; cost, availability, quality and deliverability of fuel; ability to achieve generation planning goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of additional generating capacity and environmental projects; nuclear operations; workforce risks, including retirement compensation and benefits costs; the ability to successfully integrate KCP&L and KCP&L GMO operations and the timing and amount of resulting synergy savings; and other risks and uncertainties.  Other risk factors are detailed from time to time in Great Plains Energy’s and KCP&L’s most recent quarterly reports on Form 10-Q or annual reports on Form 10-K filed with the Securities and Exchange Commission.  This list of factors is not all-inclusive because it is not possible to predict all factors.

Great Plains Energy Contacts:
Investors: Ellen Fairchild, director of investor relations, 816-556-2083,
ellen.fairchild@kcpl.com

Media: Katie McDonald, manager of external communications, 816-556-2365,
katie.mcdonald@kcpl.com